EXHIBIT INDEX


Exhibit
Number

99.1 Letter addressed to Mr. Dan L. Griffith, President, Bridgeport Machines, Inc. from High Technology Holding Corp. dated March 15, 1999

                          HIGH TECHNOLOGY HOLDING CORP.
                             2229 SOUTH YALE STREET
                               SANTA ANA, CA 02704


                                                                  March 15, 1999

VIA FACSIMILE:  (203) 337-8339
and CERTIFIED MAIL

Dan L. Griffith
President
Bridgeport Machines, Inc.
500 Lindley Street
Bridgeport, CT  06606

                  Re:  Offer to Purchase

Dear Mr. Griffith:

         High Technology Holding Corp., a Delaware corporation ("HTH") owns approximately ten percent (10%) of the issued and outstanding capital stock of Bridgeport Machines, Inc., a Delaware corporation ("BM") and wishes to increase its relative holdings in BM and take an active role in endeavoring to improve the performance and financial condition of the Company.

         The Offer

         HTH hereby makes an offer (the "Offer"), pursuant to which BM shareholders other than HTH could sell up to fifty percent (50%) of the issued and outstanding shares of BM, exclusive of the shares held by HTH, (approximately 2.5 million shares) at a price of $10.125 per share. The Offer also contemplates the issuance of a 3-year warrant for every share held by BM shareholders that do not tender their shares pursuant to the Offer.

         Conditions of the Offer

         The Offer is conditioned upon the following:

         1. Access to the facilities of BM for purpose of completing an appraisal of BM assets in conjunction with financing of the purchase price.

         2. Approval by the BM Board and the waiver of any business combination or other statutory or legal restrictions that may apply to limit HTH's rights with respect to its shareholdings of BM. Dan L. Griffith President Bridgeport Machines, Inc. March 15, 1999 Page 2

         3. The tender of  resignation of all members of the BM Board except Dan
L. Griffith, President of BM and replacement with nominees of HTH, to take effect immediately before or upon completion of the Offer.

         Other Matters

         1. The agreement by BM to pay to HTH a "bust up" fee equal to $1 for each share of BM currently held by HTH in the event the BM Board determines to recommend an offer to enter into a business combination or sale or exchange of all or part of its assets capital stock after entering into an agreement with HTH.

         2. An agreement by BM to pay all reasonable legal and closing expenses associated with the bank financing and other reasonable expenses, including attorney fees and disbursements whether or not the Offer is completed.

         Financing

         A financing letter relating to financing of the Offer has been received by HTH from a financial institution. Attached as Exhibit A is a copy of the letter. The contingencies of such financing are discussed in Exhibit A.

         We would like to receive the Board's approval as soon as possible in order to arrive at a definitive agreement with the Board.

                                                      Very truly yours,


                                                      /S/Dr. Milton B. Hollander
                                                      --------------------------
                                                      Dr. Milton B. Hollander

cc:      Robert A. Trevisani, Esq.

                         Congress Financial Corporation
                       One Post Office Square, Suite 3600
                          Boston, Massachusetts 02108
                                 (617) 338-1998

                                                                  March 15, 1999



Mr. Bernard D. Marren, Jr.
Mr. Ralph Michel
The Penta Group
P.O. Box 4462
Stamford, CT  06907

Re:      Bridgeport Machines, Inc.

Gentlemen:

You have provided us with certain information and have discussed with us the financing of Bridgeport Machines, Inc. and its subsidiaries or affiliates (the "Company") upon the purchase of certain of the outstanding stock of the Company by the Company.

In connection therewith, we are pleased to submit our proposal to provide a secured revolving credit and term loan facility, of an amount to be established by us, to the Company (the "Credit Facility") to be used to acquire up to 50% of the eligible outstanding shares of the Company for a price of up to $10.125 per share, repay certain existing indebtedness of the Company, pay certain transaction expenses and for future working capital of the Company.

The exact structure and terms of the proposed Credit Facility cannot be precisely stated until the completion of our field examination and credit investigations. However, in general, we contemplate that the Credit Facility may be structured as follows:

Revolving Credit Facility.

a) Amount: Revolving loans, with a limit to be established by us, based upon the lending formulas, and subject to the sublimits and other terms described below.

b)    Lending Formulas:

     (i) Accounts: Up to eighty-five percent (85%) of the net amount of eligible accounts receivable of the Company. Eligible accounts receivable and the net amounts thereof will be determined by us pursuant to general criteria which will be set forth in the loan documentation. Generally, eligible accounts receivable will exclude accounts which are unpaid more than ninety (90) days past the original invoice date thereof, accounts owed by an account debtor which has more than fifty percent (50%) of the aggregate amount thereof unpaid more than such number of days past the original invoice date thereof and/or due date, contra accounts, poor credits, employee or affiliate accounts receivable, and those other accounts which do not constitute collateral acceptable for lending purposes pursuant to criteria established by us. Foreign receivables may be considered eligible under certain circumstances on a case-by-case basis.

     (ii) Inventory: Up to sixty percent (60%) of the value of eligible inventory of the Company, valued at the lower of cost or market, as determined by us, with cost determined under the first-in-first-out method. Such advance rate is subject to results satisfactory to us of an appraisal of the inventory to be conducted at the expense of the Company by independent appraisers acceptable to us. Eligible inventory will be determined by us pursuant to general criteria which will be set forth in the loan documentation. Generally, eligible inventory will exclude packaging, slow-moving or obsolete inventory, and those other items which do not constitute collateral acceptable for lending purposes pursuant to criteria established by us.

c) Inventory Loan Limit: The maximum amount of loans available in respect of eligible inventory will have a limit to be established by us, notwithstanding the total value of eligible inventory and including for this purpose our reliance on eligible inventory to be acquired under commercial letters of credit opened by or through us under the letter of credit facility described below.

2.       Letter of Credit Facility

a) Amount: Letters of credit arranged through us ("LCs") of up to an aggregate amount at any time outstanding of $4,000,000. included within the overall Revolving Credit Facility.

b) LC Reserves Against Availability: Reserves against the revolving loans otherwise available equal to (i) one hundred percent (100%) minus the percentage set forth above for the inventory lending formula multiplied by the cost of the goods being purchased with the LC, plus (ii) duty, freight and cost of transport within the U.S., will be required when opening LCs for the purpose of purchasing eligible inventory. LCs which are opened for other purposes approved by us will require reserves of one hundred percent (100%) of the amount of such LCs.

c) Letter of Credit Fee: Two percent (2%) per annum on the daily outstanding balance of the LCs payable monthly in arrears. All applicable bank and opening charges will be in addition to our fee and charged to the loan account of the Company.

3.       Term Loan A

a) Amount: A term loan of up to the lesser of: an amount to be determined by us or eighty-five percent (85%) of the forced liquidation value of eligible equipment (the "Term Loan"). Such value will be as determined by appraisals, conducted at the expense of the Company by independent appraisers acceptable to us. Eligible equipment will be determined by us and, in general, shall exclude fixtures, equipment subject to a security interest or lien of any other person or entity, leased equipment and worn-out or obsolete equipment.

     Term Loan A will be repaid in consecutive equal monthly installments of principal commencing on the first day of the month after the closing and on the first day of each month thereafter. The amount of each monthly installment will be calculated based on a seventy-two (72) month amortization, with the final installment to be in the then remaining balance of the Term Loan (and including principal, interest and other amounts) due on the earlier of: (i) the first day of the seventy-second
     (72nd) month after the closing or (ii) the termination or non-renewal of the Credit Facility or a default under our financing agreements.

4.       Term Loan B

a) Amount: A term loan of up to the lesser of; an amount to be determined by us or fifty percent (50%) of the fair market value of real estate located in Leicester, England. Such value will be as determined by an appraisal, conducted at the expense of the Company by independent appraisers acceptable to us. Term Loan B may increase depending on the results of such appraisal.

     Term Loan B will be repaid in consecutive equal monthly installments of principal commencing on the first day of the month after the closing and on the first day of each month thereafter. The amount of each monthly installment will be calculated based on a ninety-six (96) month amortization, with the final installment to be in the then remaining balance of the Term Loan (and including principal, interest and other amounts) due on the earlier of: (iii) the first day of the ninety-sixth
     (96th) month after the closing or (iv) the termination or non-renewal of the Credit Facility or a default under our financing agreements.

5. Collateral. All obligations of the Company and any corporate guarantors to us will be secured by first and only security interests in and liens upon all present and future assets of the Company and any corporate guarantors, including all accounts, contract rights, general intangibles, chattel paper, documents, instruments, deposit accounts, investment property, inventory, equipment, fixtures and real property, and all products and proceeds thereof, except such assets located in Germany.

6. Interest Rate. The interest rate on revolving loans will be one quarter percent (0.25%) per annum above the rate announced from time to time by First Union National Bank, as its "prime rate" or at the Company's option, a rate of two and one half (2.5%) percent per annum above the adjusted Eurodollar rate used by us, and the interest rates on term loans shall be one half (0.50%) per annum above the rate announced from time to time by First Union National bank as its "prime rate" or at the Company's option, a rate of two and three quarters (2.75%) per annum above the adjusted Eurodollar rate used by us (in each case subject to a higher rate after default).

The adjusted Eurodollar rate will be calculated based on the average of rates of interest per annum at which First Union National Bank is offered deposits of U.S. dollars in the London interbank market adjusted by the reserve percentage prescribed by governmental authorities as determined by us.

7. Fees. All fees listed below are in addition to interest and other fees and charges provided for herein and may, at our option, be charged directly to any loan account(s) of the Company maintained with us.

a) Closing Fee: One percent (1%) of the Credit Facility, earned and payable in full at closing. If, upon the request of the Company, we elect to issue a commitment letter, the closing fee will be payable to us upon issuance of the commitment letter as a non-refundable commitment fee.

b) Servicing Fee: $1,500 for each month or part thereof during the term of the arrangements, payable monthly in advance.

c) Unused Line Fee: Three eighths percent (0.375%) per annum on the difference between the average monthly balance of revolving loans and LCs outstanding under the Credit Facility and the Revolving Credit Facility amount (such amount to be established), payable monthly.

d) Early Termination Fee: If the Credit Facility is terminated for any reason prior to the end of the then current term:

     (I) Three percent (3%) of the Credit Facility if terminated on or prior to the first anniversary of the date of closing:

     (ii) Two percent (2%) of the Credit Facility if terminated after the first anniversary and on or prior to the second anniversary of the date of closing; and

     (iii) One percent (1%) of the Credit Facility if terminated after the second anniversary and prior to the third anniversary of the date of closing or at any other time prior to the end of the then current term.

           If the Company were to refinance the Credit Facility after the second anniversary using financing from First Union National Bank directly, the Early Termination Fee of 1% would be waived.

8. Term. The Credit Facility will have an initial term of five (5) years from the date of closing, and automatic annual renewals thereafter unless either party gives sixty (60) days prior written notice to the other party of the intention to terminate the Credit Facility.

9. Expenses. The Company agrees to pay all reasonable legal and closing expenses, including attorneys' fees and disbursements, filing and search fees, appraisal fees and field examination expenses and per diem field examination charges, whether or not this transaction closes. We charge $650 per person per day for our field examiners in the field and in the office, plus travel, hotel and all other out-of-pocket expenses. All such expenses shall be paid to us upon demand, together with such advance funds on account of such expenses and charges as we may from time to time request. This Section shall survive the expiration or termination of this letter.

10. Deposits. As evidence of our mutual good faith, and in consideration of our having incurred and continuing to incur certain expenses in the expectation of establishing the financing arrangements between us and the Company, we request that the Company deposit with us $50,000. against our expenses. This amount, together with any other deposits at any time received by us will be:

a) Returned to the Company, less the cost of our field examinations, legal fees and other expenses directly related to the loan application and credit review, if our credit approval of the proposed financing is not obtained;

b) Retained by us, and credited to the loan account of the Company, less the expenses described in paragraph (a) above, if the credit is approved and booked;

c) Retained by us, as a fee in addition to expenses payable by the Company as set forth above, if our credit approval of the proposed financing is obtained and the transaction does not close within forty-five (45) days from the date of such approval, whether as a result of your election not to do business with us or a failure to fulfill any of the conditions of the proposed financing as approved by us; and

d) Retained by us, as a fee in addition to expenses payable by the Company as set forth above, if at any time during the loan and credit review, the Company intentionally misleads us or intentionally fails to disclose material information which, if disclosed, would have had a material adverse impact on the loan approval.

11. Other Information and Conditions. This proposal does not represent a commitment to lend. Our proposal is expressly subject to review of certain other information, satisfactory completion of our field examinations, credit investigations and analysis and approval by our credit committee. Such approval, if obtained at all, shall be contingent upon a closing taking place within forty-five (45) days thereafter, after which time this proposal will require reapproval by our credit committee even if we continue to work on this transaction. Such reapproval, if obtained, may result in different terms or conditions, or in a determination not to consummate the transaction. No commitment to lend shall be implied from any action by us or on our behalf. Communication to you of credit committee approval or reapproval shall not constitute a commitment to lend, unless expressly so stated in a commitment letter signed by us and you.

In addition, subject to such conditions as may be established in connection with the credit approval, we would anticipate that the closing of the Credit Facility will be subject to the satisfaction, in a manner acceptable to us, of the following:

a) The Company continuing to furnish us with all financial information, projections, budgets, business plans, cash flows and such other information as we reasonably request from time to time. We shall have received current agings of receivables, current perpetual inventory records and/or rollforwards of accounts and inventory through the date of closing, together with supporting documentation, and other documents and information that will enable us to accurately identify and verify the eligible collateral at or before closing in a manner satisfactory to us and including documentation with respect to inventory in transit, goods in bonded warehouses or at other third-party locations. We may require daily or weekly reporting of collateral information from the Company and/or may establish in our records a loan account for the Company prior to closing. Such actions should not be construed as a commitment to lend or to waive or modify any conditions to lending.

b) Satisfactory legal review of the terms of the Credit Facility and its structure by our counsel, and execution and delivery of loan documents, all in form and substance satisfactory to us. The loan documents will include, among other documents, a loan agreement, security agreements, UCC financing statements, intercreditor agreements (if applicable), agreements from certain third parties, opinion letters of counsel, and the guarantee of the obligations of the Company to us by its corporate subsidiaries and affiliates. Such loan documents will contain provisions, representations, warranties, conditions, covenants and events of default satisfactory to us and our counsel. With respect to financial covenants, the loan documents will include only one financial covenant. Such financial covenant will require the Company to maintain tangible net worth in an amount to be determined, which amount will be acceptable to us and to the Company.

c)   The Company  shall  deliver,  at its expense,  environmental  audits of its
     plants  and  real  estate   conducted  by  an   independent   environmental
     engineering firm acceptable to us and in form, scope and methodology satisfactory to us, confirming that (i) the Company is in compliance with all applicable environmental use laws, regulations, codes and ordinances in all material respects and (ii) there is no material potential or actual liability of the Company for any remedial action with respect to any environmental condition or any other significant environmental problems.

d) The excess availability under the lending formulas provided for above, subject to sublimits and reserves, shall be in an amount satisfactory to us at the closing, after the payment of fees and expenses of the transaction and the application of the proceeds of the initial loans, and after deduction for past due payables and other obligations. Accounts payable of the Company must be at a level and in a condition reasonably acceptable to us.

e) No material adverse change in the business, operations, profits or prospects of the Company or in the condition of the assets of the Company shall have occurred since the date of our latest field examinations.

f) This transaction and the events contemplated herein must close by May 31, 1999 or forty-five (45) days from the date of our credit approvals, whichever is earlier.

The terms and conditions described in this proposal letter are intended as an outline only and this proposal letter does not purport to include or summarize all of the terms, conditions, covenants and other provisions which will be contained in the loan documents.

This letter is delivered to you on the condition that its existence and its contents will not be disclosed by you without our prior written approval except
(i) as may be required to be disclosed in any legal proceeding or as may other wise be required by law and (ii) on a confidential and "need to know" basis, to your directors, officers, employees, advisors and agents.

Unless accepted by you and as so accepted, received by us by the close of business in Boston on March 19, 1999 with the deposit referred to above, this proposal shall expire at such time.

This letter is solely for your benefit and is not to relied upon by any third party.

We look forward to continuing to work with you and your associates in this transaction.

                                                  Very truly yours,
                                                  CONGRESS FINANCIAL CORPORATION
                                                  Robert A. Kinne
                                                  Vice President


                                                  /S/Robert A. Kinne
                                                  --------------------
                                                  Robert A. Kinne


ACCEPTED on this ____ day of _________________, 19 __:

--------------------------------------------------

By: _______________________________________________

Title: _____________________________________________


cc:      Matthew O. Riley - First Union National Bank
         Ian G. Morrison - First Union National Bank